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                                  January 23, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         GreenPoint Financial Corp. Amended and
         Restated 1994 Stock Incentive Plan
         Post-Effective Amendment No. 1 to the
         Registration Statement on Form S-8


Ladies and Gentlemen:

         I am Senior Vice President, General Counsel and Secretary of GreenPoint Financial Corp. (the "Corporation"), and I am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Corporation issuable pursuant to the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan (the "Plan").

         For purposes of this opinion, I, or attorneys under my supervision, have participated in the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 covering the above referenced Shares (the "Registration Statement") and have examined applicable statutes, rules and regulations, originals or copies, as amended to the date hereof, of the Plan, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, and such other corporate documents and records of the Corporation as I have deemed relevant and necessary as a basis for this opinion. For purposes of this opinion, I have also assumed the genuineness of all signatures on all documents and completeness, and the conformity to original documents, of all copies submitted to me, and that all representations of fact (other than those opined on below) expressed in or implied by such documents are accurate.

         On the basis of the foregoing, I am of the opinion that the Shares when issued pursuant to the terms of the Plan will be legally issued, fully paid and nonassessable.






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         I hereby consent to the filing of this opinion as
an exhibit to the Registration Statement on Form S-8 relating to the Plan, and to the use of my name under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

                                  Very truly yours,

                                  /s/ Howard C Bluver
                                      Howard C. Bluver









































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